Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Gregory Ambro Chief Financial Officer (559) 434-4800 or Financial Dynamics: Leigh Parrish, Rachel Albert (212) 850-5651

DISTRIBUTION: NO. CALIFORNIA NEWS LINE & EMAIL/FAX LIST: SFGOT

FOR RELEASE ON TUESDAY, AUGUST 30TH at 1:05 P.M. P.D.T.

GOTTSCHALKS REPORTS SECOND QUARTER
FISCAL 2005 FINANCIAL RESULTS

~ Net Income of $0.3 Million Versus $0.2 Million in Prior Year Period -
the Company's Best Second Quarter Performance in More than 15 Years ~

~ Total Sales Increased 2.6% ~

FRESNO, CA - August 30, 2005 - Gottschalks Inc. (NYSE: GOT) today reported financial results for the second quarter of fiscal 2005. Net income for the second quarter was $0.3 million, or $0.02 per diluted share, improved from net income of $0.2 million, or $0.02 per diluted share, for the second quarter of fiscal 2004. In the second quarter, Gottschalks incurred costs of approximately $200,000 for pre-opening expenses related to its new store in Fresno and the settlement of a previously disclosed legal proceeding. Year to date net loss was improved to $1.7 million, or $0.13 per diluted share, from a net loss of $2.0 million, or $0.16 per diluted share in the first six months of fiscal 2004.

As previously reported, same store sales increased 3.1% for the second quarter of 2005. Total sales increased 2.6% to $151.6 million compared to $147.8 million for the second fiscal quarter last year. Year to date same store sales increased 1.3%, while total sales increased 1.2% to $295.7 million compared to $292.3 million for the same period of fiscal 2004.

Jim Famalette, president and chief executive officer of Gottschalks, stated, "We are pleased with our continued improved performance in the second quarter, which exceeded bottom line results last year that were the best for a second quarter in more than 15 years. We have made steady progress in our initiative to appeal to a broader customer base through our focus on several important fashion categories such as, better sportswear, accessories, shoes and junior apparel. Our new merchandise strategies implemented in our home division late last year are also generating positive signs as we enter the second half of the year. We are continuing to focus on managing our inventory more efficiently and are seeing improved inventory turnover rates as a result. Additionally, the Company's debt was further reduced $15.1 million, or 12.1%, on a year-over-year basis."

Mr. Famalette concluded, "We are encouraged by our results year-to-date and continue to be optimistic about our initiatives and growth prospects for the second half of fiscal 2005. We successfully opened our River Park lifestyle center store earlier this month and its initial performance has exceeded our expectations. Based on our results in the first half of the year, we continue to anticipate 2005 same store sales will increase approximately 2% and fiscal 2005 earnings will be in the range of $0.59 to $0.65 per diluted share."

Subsequent to the end of the quarter, Gottschalks finalized an agreement for the closure of its Factoria Mall store in Seattle, Washington at the end of September. The Company does not anticipate any material costs associated with the closure of this store. The Company continues to evaluate each of its store locations based on individual performance in an effort to increase store contribution.

Earnings Teleconference and Webcast

Gottschalks will host a conference call today at 1:30 p.m. Pacific Time to review its results for the second quarter of fiscal 2005. To access the call, dial 800-362-0571 to listen to the call on the day of the event. If you are unable to participate in the call, a replay will be made available through September 6, 2005. To access this service, please dial 800-839-8317. No passcode is required for the live call or replay. The live conference call and replay can also be accessed via audio web cast at the Investor Relations section of the Company's web site, located at www.gottschalks.com.

About Gottschalks

Gottschalks is a regional department store chain, currently operating 64department stores and 6 specialty apparel stores in six western states, including California (39), Washington (12), Alaska (6), Oregon (3), Nevada (2) and Idaho (2). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission. GOTTSCHALKS DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

(Tables follow)

GOTTSCHALKS INC.
STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

                                                          Thirteen Weeks             Twenty-Six Weeks
                                                              Ended                       Ended
                                                    --------------------------  --------------------------
                                                      July 30,      July 31,      July 30,      July 31,
                                                        2005          2004          2005          2004
                                                    ------------  ------------  ------------  ------------
                                                                  (restated)(1)               (restated)(1)
Net sales......................................... $    151,637  $    147,776  $    295,742  $    292,309
Net credit revenues...............................          670           754         1,449         1,593
Net leased department revenues....................          667           727         1,411         1,479
                                                    ------------  ------------  ------------  ------------
     Total revenues...............................      152,974       149,257       298,602       295,381

Costs and expenses:
  Cost of sales...................................       97,541        95,484       192,774       190,303
  Selling, general and administrative expenses....       49,813        48,405        98,527        97,513
  Depreciation and amortization...................        3,333         3,297         6,530         6,715
  New store opening costs.........................          179            --           288            --
                                                    ------------  ------------  ------------  ------------
     Total costs and expenses.....................      150,866       147,186       298,119       294,531
                                                    ------------  ------------  ------------  ------------
     Operating income.............................        2,108         2,071           483           850

Other (income) expense:
  Interest expense................................        2,084         2,170         4,013         5,044
  Miscellaneous income............................         (438)         (465)         (789)         (926)
                                                    ------------  ------------  ------------  ------------
                                                          1,646         1,705         3,224         4,118
                                                    ------------  ------------  ------------  ------------
Income (loss) before income taxes.................          462           366        (2,741)       (3,268)
Income tax expense (benefit)......................          203           142        (1,014)       (1,276)
                                                    ------------  ------------  ------------  ------------
Income (loss) from continuing operations..........          259           224        (1,727)       (1,992)
                                                    ------------  ------------  ------------  ------------
Discontinued operations:
  Loss on store closures..........................           --            --            --           (31)
  Income tax benefit..............................           --            --            --           (11)
                                                    ------------  ------------  ------------  ------------
  Loss on discontinued operations.................           --            --            --           (20)
                                                    ------------  ------------  ------------  ------------
  Net income (loss)............................... $        259  $        224  $     (1,727) $     (2,012)
                                                    ============  ============  ============  ============

Net income per common share
Basic and diluted
  Income (loss) from continuing operations........ $       0.02  $       0.02  $      (0.13) $      (0.16)
  Loss from discontinued operations .............. $       0.00  $       0.00  $       0.00  $      (0.00)
  Net income (loss) per common share.............. $       0.02  $       0.02  $      (0.13) $      (0.16)

Weighted average number of common
   shares outstanding
   Basic..........................................       13,255        12,904        13,166        12,893
   Diluted........................................       13,872        13,266        13,166        12,893

(1) The Company's Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 16 to the consolidated financial statements.

GOTTSCHALKS INC.
CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

                                                       July 30,    January 29,     July 31,
                                                         2005          2005          2004
                                                     ------------  ------------  ------------
                                                                                 (restated)(1)
ASSETS
CURRENT ASSETS:
  Cash............................................. $      6,010  $      5,470  $      5,473
  Receivables - net................................        3,114         6,920         4,062
  Merchandise inventories..........................      168,484       152,753       168,380
  Other............................................        9,786         9,669         9,614
                                                     ------------  ------------  ------------
          Total current assets.....................      187,394       174,812       187,529

PROPERTY AND EQUIPMENT - net.......................      130,754       126,509       124,491
OTHER LONG-TERM ASSETS.............................       13,244        14,254        14,496
                                                     ------------  ------------  ------------
                                                    $    331,392  $    315,575  $    326,516
                                                     ============  ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $     79,535  $     77,131  $     69,217
  Revolving line of credit ........................           --            --        72,259
  Current portion of long-term obligations.........        3,173         3,242         6,302
                                                     ------------  ------------  ------------
      Total current liabilities....................       82,708        80,373       147,778
                                                     ------------  ------------  ------------

REVOLVING LINE OF CREDIT...........................       61,953        45,753            --

LONG-TERM OBLIGATIONS (less current portion).......       24,178        25,650        23,863

DEFERRED INCOME AND OTHER..........................       30,383        30,263        28,227

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       20,180        21,180        22,180

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................      111,990       112,356       104,468
                                                     ------------  ------------  ------------
                                                    $    331,392  $    315,575  $    326,516
                                                     ============  ============  ============

(1) The Company's Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 16 to the consolidated financial statements.